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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We consent to the use of our report dated May 23, 1997 on the financial statements and financial highlights of CornerCap Growth Fund and our report dated July 29, 1997 on the financial statements and financial highlights of CornerCap Balanced Fund. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which is incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of CornerCap Group of Funds. We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                                      /s/ Tait, Weller & Baker
                                                      -------------------------
                                                      TAIT, WELLER & BAKER



     Philadelphia, Pennsylvania
     May 30, 1997